Exhibit 99.1

NEWS RELEASE
Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031

Jack Lascar / Sheila Stuewe
FOR IMMEDIATE RELEASE	DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES

ANNOUNCES FISCAL 2008 SECOND QUARTER RESULTS

Highlights

•                                          Company declares new particle injection system ready for field use

•                                          Contract with customer extended through October 15, 2008

•                                          $5.25 million rights offering completed with good shareholder & insider participation

•                                          Mobilization to next field trial will occur as soon as next suitable drilling rig encounters the target formation

•                                          Company completes sale of its older frac pump; recognizes $618,000 gain on the sale

Houston – May 8, 2008 – Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (the “Company”) today announced its financial results for the fiscal 2008 second quarter ended March 31, 2008.

During the quarter, the Company has further tested and evaluated its new “extruder” based particle injection system. Based on this testing, the Company has made a number of significant upgrades and design enhancements. The initial testing of the new particle injection system identified certain limitations in terms of power, conveyance reliability and the ability to cycle continuously at the maximum desired particle injection rate.  Modifications were made to the pressure chambers which increased injection rates needed for commercial success.   In addition, the test program has revealed opportunities to further modify the injection system to allow for a higher volume of particles to cycle in a broader range of drilling fluid properties.   This will be important to expand the range of PID applications and increase the potential market for this technology.

As mud weights and viscosity levels increase, the time necessary for the chambers to refill correspondingly increases, resulting in a longer cycle time and a reduction in the volume of particles injected. While preparing for the next field trial, the Company has run a series of tests in a laboratory environment separate to the continuing injection system evaluation.  These tests focused upon further improvement in the cycle time with increased weight and viscosity of fluid.  These laboratory tests were successful at identifying enhancements that resulted in a significant improvement in the cycle time and such enhancements have been incorporated into the injection system.

“During the last several months, we have worked diligently to test, evaluate and fully assess risk areas with respect to the new injection system. We have modified various components and processes and have integrated a number of significant improvements into the system,” commented Jim B. Terry, President and CEO, Particle Drilling Technologies. “We are now preparing our equipment for mobilization to the next field trial which looks to be in the near future.  While we are enthusiastic about returning to the field, I should caution everyone that despite all of the in-house testing and successful modifications, this is still a new piece of oilfield equipment. As such, we expect it will be subject to issues inherent with introducing new equipment to the field for the first time, some of which we cannot anticipate.   While we expect to demonstrate a significant improvement over our past performances and have a good chance for commercial success, we nevertheless remain cautious about raising expectations to excessive levels.”

Particle Drilling Technologies’ financial results reflect its status as a development stage company during the second quarter of fiscal 2008 generating no revenue. The Company has yet to generate cash flow from operations, and until revenues commence, the Company is highly dependent upon debt and equity funding.  The following is a summary of the quarterly results:

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(2,339,338)	(3,521,923)	(5,599,255)	(6,485,310)
Net loss	(2,329,074)	(3,409,799)	(5,555,610)	(6,248,260)
Net loss per share - basic and diluted	$(0.08)	$(0.11)	$(0.18)	$(0.21)

The Company will hold a conference call at 11:00 a.m. Eastern Time on Friday May 9, 2008, to discuss its quarterly results and to provide a further operational update. To participate in the call, dial 303-262-2139 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through May 16, 2008 and may be accessed by calling 303-590-3000 and using the pass code 11113069.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development-stage oilfield service and technology company owning several patents and pending patents related to its Particle Impact Drilling technology. The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise capital, if necessary, and its ability to obtain financing on acceptable terms, if at all, a worldwide downturn in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

– tables to follow –

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	1,546,200	2,040,316	3,327,012	3,705,159
General and administrative	1,434,859	1,481,607	2,913,964	2,780,151
Impairment of asset	—	—	—	—
Gain on sale of assets	(641,721)	—	(641,721)	—

Total operating expenses	2,339,338	3,521,923	5,599,255	6,485,310

Loss from operations	(2,339,338)	(3,521,923)	(5,599,255)	(6,485,310)

Other income (expenses)
Interest income	11,803	113,834	47,507	241,732
Interest expense	(1,539)	(1,710)	(3,862)	(4,682)

Total other income (expenses)	10,264	112,124	43,645	237,050

Net loss	$(2,329,074)	$(3,409,799)	$(5,555,610)	$(6,248,260)

Net loss per common share, basic and diluted	$(0.08)	$(0.11)	$(0.18)	$(0.21)

Weighted average number of common shares outstanding, basic and diluted	30,851,502	30,165,484	30,819,479	29,588,832

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2008	2007
	(Unaudited)	Audited

ASSETS

Current assets:
Cash and cash equivalents	$743,096	$4,461,929
Assets held for sale	900,000	900,000
Prepaid expenses	182,128	233,174

Total current assets	1,825,224	5,595,103

Property, plant & equipment, net	583,019	867,168

Intangibles, net	1,370,993	1,312,246

Other assets	41,144	52,562

Total assets	$3,820,380	$7,827,079

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$769,702	$1,028,999
Short-term notes payable	12,814	88,258
Current portion of long-term debt	13,358	13,511
Accrued liabilities	532,445	134,988

Total current liabilities	1,328,319	1,265,756

Long-term debt	17,892	24,537
Deferred Rent	106,535	45,539

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 34,772,175 shares issued and 31,769,089 shares outstanding at March 31, 2008, and 34,632,987 shares issued and 31,629,901 shares outstanding at September 30, 2007	34,773	34,634
Additional paid-in capital	39,942,346	38,510,488
Treasury stock at cost, 3,003,086 shares	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(36,097,668)	(30,542,058)

Total stockholders’ equity	2,367,634	6,491,247

Total liabilities and stockholders’ equity	$3,820,380	$7,827,079

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(5,555,610)	$(6,248,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of assets	(641,721)	—
Depreciation and amortization expense	301,824	362,503
Stock-based employee compensation	1,418,797	1,251,144
Changes in operating assets and liabilities:
Decrease in note receivable	—	385,839
Decrease in prepaid expenses	51,046	68,821
Increase (Decrease) in accounts payable	(259,297)	625,720
Increase in accrued liabilities	397,457	22,802
Decrease in other assets	11,418	—
Increase in other liabilities	60,996	—

Net cash used in operating activities	(4,215,090)	(3,531,431)

Cash flows from investing activities:
Payments to purchase property and equipment	(37,332)	(1,225,524)
Proceeds from sale of property and equipment	686,620	—
Payments to purchase intangibles	(83,989)	(63,076)

Net cash provided by (used in) investing activities	565,299	(1,288,600)

Cash flows from financing activities:
Proceeds from issuance of common stock	13,200	10,716,951
Repayments of notes payable	(82,242)	(163,594)

Net cash provided by (used in) financing activities	(69,042)	10,553,357

Net increase (decrease) in cash and cash equivalents	(3,718,833)	5,733,326

Cash and cash equivalents - beginning of period	4,461,929	2,291,586

Cash and cash equivalents - end of period	$743,096	$8,024,912